UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported) July 26, 2006


                       BROWNSVILLE COMPANY
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                        N/A
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

90 Reynolds Street
Oakville, Ontario, Canada                                 L6J 3K2
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code:(905)330-1189

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03  Amendments  to Articles of Incorporation  or  Bylaws;
Change in Fiscal Year.

      As previously reported, on July 11, 2006, our Board of Directors declared a 3 for 1 forward stock split to our stockholders of record as of July 26, 2006. Pursuant thereto, we filed a Certificate of Change with the Secretary of State of Nevada effective as of July 26, 2006. As a result, as of July 26, 2006, our authorized common stock has increased from 75,000,000 shares of common stock with a par value of $0.001 per share to 225,000,000 shares of common stock with a par value of $0.001 per share. Our issued and outstanding common stock has increased from 10,720,000 shares to 32,160,000 shares of common stock.


Item 8.01 Other Events.

      The forward stock split described under Item 5.03 became effective with the OTCBB at the opening of trading on July 26, 2006 under the new stock symbol "BVLL". Our new CUSIP number is 116284 20 9. The stock split is a mandatory exchange payable to stockholders upon surrender of their pre-split stock certificates.


Item 9.01  Financial Statements and Exhibits.

Exhibits:

     99.1      Certificate of Change filed with the Secretary  of
     State of Nevada on July 13, 2006 and effective on July 26,
     2006

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BROWNSVILLE COMPANY
                               (Registrant)


Dated:    July 26, 2006       By:   /s/ Adam Cegielski
                              Name:     Adam Cegielski
                              Title:    President   and   Chief
                                        Executive Officer